2023 AMENDMENT TO THE
MARSH & MCLENNAN COMPANIES, INC.
2020 INCENTIVE AND STOCK AWARD PLAN

Effective January 12, 2023, the last sentence of Section 10(e) of the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan shall be deleted in its entirety.